UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2015

Industrial Property Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55376	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

On December 8, 2015, Industrial Property Operating Partnership LP (the “Borrower”), a wholly-owned subsidiary of Industrial Property Trust Inc. (the “Company”), amended and increased the amount of its existing $400.0 million credit facility by entering into a $500.0 million revolving credit facility (the “Revolving Facility”) and a $250.0 million term loan facility (the “Term Facility”), pursuant to that certain Third Amended and Restated Credit Agreement and Term Loan Agreement (the “Credit Facility Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent; Wells Fargo Bank, National Association, as Syndication Agent; J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners; Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arranger; Bank of America, N.A., as Co-Documentation Agent; U.S. Bank National Association, as Joint Lead Arranger and Co-Documentation Agent; and Regions Bank, as Co-Documentation Agent (collectively, the “Lenders”). The Credit Facility Agreement provides the Borrower with the ability from time to time to increase the size of the aggregate commitment made under the agreement by an additional $250.0 million up to a total of $1.0 billion, subject to receipt of lender commitments and other conditions. The maturity date of the Revolving Facility is January 31, 2020, and may be extended pursuant to a one-year extension option, subject to continuing compliance with the financial covenants and other customary conditions and the payment of an extension fee. The Term Facility may be drawn upon after the closing of the Credit Facility Agreement for a period of 180 days thereafter, and has a maturity date of January 31, 2021. At the Borrower’s election, borrowings under the Credit Facility Agreement will be charged interest based on (i) LIBOR multiplied by a statutory reserve rate plus a margin ranging from 1.40% to 2.30% for the Revolving Facility and 1.35% to 2.20% for the Term Facility, or (ii) an alternative base rate plus a margin ranging from 0.40% to 1.30% for the Revolving Facility and 0.35% to 1.20% for the Term Facility, each depending on the Company’s consolidated leverage ratio and whether the Company has received investment grade ratings. Borrowings under the Credit Facility Agreement are available for general corporate purposes, including but not limited to the acquisition and operation of permitted investments. As of December 8, 2015, the amount outstanding under the Revolving Facility was $200.0 million with an interest rate of 1.68%, and there was no amount outstanding under the Term Facility.

Borrowings under the Credit Facility Agreement are guaranteed by the Company and certain of its subsidiaries. The Credit Facility Agreement requires the maintenance of certain financial covenants, including covenants concerning: (i) consolidated tangible net worth; (ii) consolidated fixed charge coverage ratio; (iii) consolidated leverage ratio; (iv) secured indebtedness; (v) secured recourse indebtedness; (vi) unencumbered interest coverage ratio; (vii) maximum unencumbered property pool leverage ratio; and (viii) unencumbered property pool criteria.

In addition, the Credit Facility Agreement contains customary affirmative and negative covenants, which, among other things, require the Borrower to deliver to the Lenders specified quarterly and annual financial information, and limit the Borrower and/or the Company, subject to various exceptions and thresholds from: (i) creating liens (other than certain permitted liens) on the unencumbered asset pool; (ii) merging with other companies (other than certain permitted mergers); (iii) selling all or substantially all of its assets or properties; (iv) transferring a material interest in the Borrower; (v) entering into certain transactions with affiliates, unless such transactions are on terms obtainable on arms-length transactions; (vi) making certain types of investments; and (vii) if in default under the Credit Facility Agreement, paying certain distributions.

The Credit Facility Agreement permits voluntary prepayment of principal and accrued interest and contains various customary events of default, which are described therein. As is customary in such financings, if an event of default occurs under the Credit Facility Agreement, the Lenders may accelerate the repayment of amounts outstanding under the Credit Facility Agreement and exercise other remedies subject, in certain instances, to the expiration of an applicable cure period.

The preceding summary does not purport to be a complete summary of the Credit Facility Agreement and is qualified in its entirety by reference to the Credit Facility Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Third Amended and Restated Credit Agreement, dated as of December 8, 2015, among Industrial Property Operating Partnership LP, a Delaware limited partnership, as the Borrower; the lenders from time to time who are parties thereto; JPMorgan Chase Bank, N.A., as Administrative Agent; Wells Fargo Bank, National Association, as Syndication Agent; J.P. Morgan Securities LLC, as Joint Lead Arranger and Joint Bookrunner; Wells Fargo Securities, LLC, as Joint Lead Arranger and Joint Bookrunner; Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arranger; Bank of America, N.A., as Co-Documentation Agent; U.S. Bank National Association, as Joint Lead Arranger and Co-Documentation Agent; and Regions Bank, as Co-Documentation Agent.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on the Company’s current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties, including, without limitation, the Company’s ability to maintain the financial and other covenants under the Credit Facility Agreement and those risks set forth in the Company’s filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL PROPERTY TRUST INC.

December 9, 2015	By:	/s/ THOMAS G. MCGONAGLE
		Name:	Thomas G. McGonagle
		Title:	Chief Financial Officer

EXHIBIT INDEX

10.1	Third Amended and Restated Credit Agreement, dated as of December 8, 2015, among Industrial Property Operating Partnership LP, a Delaware limited partnership, as the Borrower; the lenders from time to time who are parties thereto; JPMorgan Chase Bank, N.A., as Administrative Agent; Wells Fargo Bank, National Association, as Syndication Agent; J.P. Morgan Securities LLC, as Joint Lead Arranger and Joint Bookrunner; Wells Fargo Securities, LLC, as Joint Lead Arranger and Joint Bookrunner; Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arranger; Bank of America, N.A., as Co-Documentation Agent; U.S. Bank National Association, as Joint Lead Arranger and Co-Documentation Agent; and Regions Bank, as Co-Documentation Agent.